BLAKE DAWSON WALDRON

L A W Y E R S

RF Amendment Agreement

Lihir Gold Limited

ABN AMRO Bank N.V.
(Australian Branch)

ABN AMRO Australia Limited

The parties listed in schedule 2

Level 36 Grosvenor Place
225 George Street
Sydney NSW 2000
Telephone: (02) 9258 6000
Fax: (02) 9258 6999

Execution Version

                                     2005
Ref: RFF AUC JMHC 02 1379 6955

© Blake Dawson Waldron 2004

AMENDMENT AGREEMENT

DATE	2005

PARTIES

Lihir Gold Limited ARBN 069 803 998 (the Borrower)

ABN AMRO Bank N.V. (Australian Branch) ARBN 079 478 612 (the Arranger)

ABN AMRO Australia Limited ABN 78 000 862 797 (the Facility Agent)

The Parties Listed in Schedule 2 (the Financiers)

RECITALS

A.	The Borrower, the Facility Agent and the Financiers are party to a Syndicated Facility Agreement dated 22 November 2000 under which a credit facility of US$50 million (reduced to US$40 million on 30 June 2003 and further reduced to US$30 million on 30 June 2004) was made available to the Borrower (the Syndicated Facility Agreement).

B.	The parties to the Syndicated Facility Agreement wish to amend the Syndicated Facility Agreement in the manner set out below.

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	Definitions

The following definitions apply in this document.

Effective Date has the meaning given in clause 3.

Mandate Letter means the letter between Lihir Gold Limited and ABN AMRO Bank N.V. (Australian Branch) dated on or about 14 December 2004.

1.2	Terms defined in the Syndicated Facility Agreement

Terms that are not defined in clause 1.1 and that are defined in the Syndicated Facility Agreement (as amended by this document) have the same meaning in this document.

1.3	Rules for interpreting this document

The provisions of clauses 1.2, 1.3, 1.4, 1.5 and 20 of the Syndicated Facility Agreement (as amended by this document) apply as if set out in full in this document.

2.	CONSIDERATION

Each party acknowledges that it has received valuable consideration for entering into this document.

3.	CONDITIONS PRECEDENT

This document takes effect, and the parties agree to be bound by the Syndicated Facility Agreement as amended by this document, from the date on which the Facility Agent notifies the Borrower and the Financiers that it has received the following in form and substance satisfactory to it (the Effective Date):

(a)	a copy, certified by an Authorised Representative of the Borrower of:

(i)	an extract of minutes of a meeting of the board of directors of the Borrower approving the amendment and extension of the Facility, the entering into of this document and the performing of its obligations under this document and under the Syndicated Facility Agreement as amended by this document;

(ii)	any power of attorney under which this document is executed on behalf of the Borrower; and

(iii)	the Management Transition Plan (as defined in Schedule 1);

(b)	evidence of all Authorisations required by the Borrower to ensure the validity and enforceability of this document and the Syndicated Facility Agreement as amended by this document;

(c)	this document, duly executed;

(d)	evidence that political risk insurance satisfactory to the Arranger is in place;

(e)	an opinion of Blake Dawson Waldron, legal advisers to the Borrower, in relation to the laws of PNG;

(f)	an opinion of Mallesons Stephen Jaques, legal advisers to the Facility Agent and the Financiers;

(g)	a technical report from the Independent Engineer;

(h)	an audit report from PricewaterhouseCoopers;

(i)	a report on the Lihir Strategic Planning Model reconciled to the 5 Year Plan from KPMG; and

(j)	a letter of consent acknowledging the amendments to the Syndicated Facility Agreement effected by this document from Niugini Mining Limited and Nuigini Mining (Australia) Pty Limited addressed to the Security Trustee and the Financiers.

4.	AMENDMENT

(a)	The Syndicated Facility Agreement is amended with effect on the Effective Date as set out in schedule 1.

(b)	Paragraph (a) does not affect any right or obligation that arises before the Effective Date.

(c)	The parties confirm and ratify the Syndicated Facility Agreement as amended by this document.

(d)	The Borrower acknowledges and agrees that each of the Security Documents stands as security for the Borrower’s obligations and liabilities under the Syndicated Facility Agreement as amended by this document and that each of the Security Documents continues in full force and effect.

(e)	Each party confirms and agrees that the Transaction Documents continue in full force and effect subject to the amendments effected pursuant to this document.

5.	FEES

5.1	Participation Fee

The Borrower shall pay to each Financier having a Commitment equal to or greater than US$10 million under the Syndicated Facility Agreement, as amended by this document, a participation fee equal to 0.15% of such Financier’s Commitment (as amended) payable, in each case, on satisfaction of the conditions precedent referred to in clause 3 of this document.

5.2	Arranging Fee

The Borrower shall pay to the Arranger an arranging fee in accordance with the Mandate Letter payable upon satisfaction of the conditions precedent referred to in clause 3 of this document.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Representations and warranties

The Borrower makes the representations and warranties set out in clause 9.1 of the Syndicated Facility Agreement (other than the representation and warranty set out in clause 9.1(q)) on the date of this document and on the Effective Date, on the basis of the facts and circumstances subsisting as at that date. For the avoidance of doubt, any reference to “Transaction Documents” in clause 9.1 of the Syndicated Facility Agreement shall include this document.

6.2	Reliance on representations and warranties

The Borrower acknowledges that each of the other parties has executed this document and agreed to take part in the transactions that it contemplates in reliance on the representations and warranties that are made or repeated in this clause.

7.	TRANSACTION DOCUMENT

The parties agree that this document is a Transaction Document for the purposes of the Syndicated Facility Agreement.

8.	GENERAL

8.1	Governing law

This document is governed by the law in force in New South Wales.

8.2	Liability for expenses

The Borrower must reimburse each of the other parties to this document on demand for reasonable out-of-pocket expenses (including reasonable legal expenses, for each applicable jurisdiction, of one law firm for all the Financiers) and Taxes incurred in connection with:

(a)	the negotiation, preparation, execution, stamping and registration of this document and any syndication documents relating to the Syndicated Facility Agreement (as amended by this document);

(b)	any amendment to, or any consent, approval, waiver, release or discharge of or under, this document; and

(c)	any amendment to, or any consent or approval in respect of the political risk insurance referred to in clause 3(d) of this document,

including legal expenses on a full indemnity basis and expenses incurred in engaging consultants.

8.3	Giving effect to this document

Each of the parties to this agreement must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other parties to this document may reasonably require to give full effect to this document.

8.4	Amendment

This document can only be amended, supplemented, replaced or novated by another document signed by the parties.

8.5	Counterparts

This document may be executed in counterparts.

8.6	Attorneys

Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

SCHEDULE 1

AMENDMENTS TO THE SYNDICATED FACILITY AGREEMENT

1.	Clause 1.1 definition of “Facility Limit” – delete the words “as reduced under clause 6.1”.

2.	Clause 1.1 definition of “Repayment Date” – delete “2005” and insert in its place “2006”.

3.	Clause 1.1 – following the definition of “Management Agreement” insert the following new definition:

“Management Transition Plan means the document entitled the “Lihir Gold Transition Plan Document” as presented to and approved by the board of directors of the Borrower in January 2005”.

4.	Clause 6 – delete clause 6.1 in its entirety and renumber the remaining sub-clauses of clause 6 and references within the Syndicated Facility Agreement to sub-clauses of clause 6 accordingly.

5.	Clause 10.2(f) – insert the following new subparagraph as a new subparagraph (vii):

“(vii) finance leases associated with the sale and leaseback of certain geothermal power assets (which arrangement is subject to the approval of the Majority Financiers which approval will not be unreasonably withheld).”

6.	Clause 12.3 – delete clause 12.3 in its entirety and replace it with the following new clause 12.3:

“12.3 Review Events

(a)	If, without the consent of the Facility Agent (acting on the instructions of all Financiers):

(i)	a person not in control of the Borrower on the date of the Syndicated Facility Agreement acquires control of the Borrower after the date of the Syndicated Facility Agreement; or

(ii)	the Management Transition Plan is:

(A)	terminated;

(B)	suspended;

(C)	amended in a material respect; or

(D)	not complied with in any material respect,

then the Borrower shall be obliged to notify the Facility Agent of such event (in each case, a “Review Event”) promptly after it becomes aware of the occurrence of such Review Event. The Facility Agent may give a notice to the Borrower within 30 days of being notified of the occurrence of such Review Event requiring that the Facility be restructured in a manner satisfactory to the Facility Agent and amendments be made to the Transaction Documents, including, without limitation, by amending the Facility Limit, the Repayment Date or the Margin.

For the purposes of this clause 12.3, “control” shall have the meaning given to that term in section 50AA of the Corporations Act 2001 (Cth).

(b)	If the Borrower agrees to the restructuring of the Facility, and the amendments to the Transaction Documents requested by the Facility Agent under paragraph (a), then the Borrower and the Facility Agent shall amend the Transaction Documents to effect such restructuring and amendments.

(c)	If the Borrower does not agree to the restructuring of the Facility and the amendments to the Transaction Documents (and the Borrower must notify the Facility Agent of its acceptance within 10 Business Days of receipt of a notice under paragraph (a)), then the Borrower agrees that, within 180 days of receipt of the notice from the Facility Agent under paragraph (a), it will repay the Principal Outstanding under the Syndicated Facility Agreement at that time, plus all interest, fees, costs and other amounts payable under the Transaction Documents.”

7.	Schedule 1 – Delete the schedule in its entirety and replace with the following schedule:

“DETAILS OF FINANCIERS

FINANCIER DETAILS FOR NOTICES AND US DOLLAR	COMMITMENTS (US$)
ACCOUNT

ABN AMRO Australia Limited/ABN AMRO Bank N.V. ABN AMRO Tower 88 Phillip Street Sydney NSW 2001 Fax No. 02 8259 5411 Attention: Erwin Estlemann	$15,000,000

Commonwealth Bank of Australia Level 15 52 Martin Place Sydney NSW 2000 Fax No. 02 9513 1002 Attention: James Rickward	$15,000,000

Société Générale Australia Branch Level 21 400 George Street Sydney NSW 2000 Fax No. 02 92231779 Attention: Charles Loxton	$10,000,000

Macquarie Bank Limited No. 1 Martin Place Sydney NSW 2000 Fax No. 02 8232 3590 Attention: Jonathan Rourke	$10,000,000”

SCHEDULE 2

THE FINANCIERS

ABN AMRO Australia Limited/ABN AMRO Bank N.V.

Commonwealth Bank of Australia

Société Générale Australia Branch

Macquarie Bank Limited

EXECUTED as a agreement.

The Borrower

SIGNED for LIHIR GOLD LIMITEDB under power of attorney in the presence of:

Signature of attorney

Signature of witness	Name

Name	Date of power of attorney

The Facility Agent

SIGNED for ABN AMRO AUSTRALIA LIMITED under power of attorney in the presence of:

Signature of attorney

Signature of witness	Name

Name	Date of power of attorney

The Financiers

SIGNED for ABN AMRO BANK N.V. under power of attorney in the presence of:

Signature of attorney

Signature of witness	Name

Name	Date of power of attorney

SIGNED for ABN AMRO AUSTRALIA LIMITED under power of attorney in the presence of:

Signature of attorney

Signature of witness	Name

Name	Date of power of attorney

SIGNED for COMMONWEALTH BANK OF AUSTRALIA under power of attorney in the presence of:

Signature of attorney

Signature of witness	Name

Name	Date of power of attorney

SIGNED for SOCIÉTÉ GÉNÉRALE AUSTRALIA BRANCH under power of attorney in the presence of:

Signature of attorney

Signature of witness	Name

Name	Date of power of attorney

SIGNED for MACQUARIE BANK LIMITED under power of attorney in the presence of:

Signature of attorney

Signature of witness	Name

Name	Date of power of attorney